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                                                                    EXHIBIT 23.4

[Kerber, Eck & Braeckel LLP LOGO]


Board of Directors
First Investors Group, Inc.

We hereby consent to the use of our reports dated April 14, 1998 and February 28, 1997 appearing in the Registration Statement on Form S-4 filed by Citizens, Inc. and to the reference to our firm under the section "Experts" therein.

/s/ Kerber, Eck & Braeckel LLP
Kerber, Eck & Braeckel LLP

November 10, 1998